SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.        )

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Eaton Vance Growth Trust

(on behalf of Eaton Vance Atlanta Capital SMID-Cap Fund))

(Name of Registrant as Specified in Its Charter)

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MUTUAL FUND

PROXY FACT SHEET FOR:

 EATON VANCE ATLANTA CAPITAL HORIZON GROWTH FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 14, 2015	OFFICES OF HORIZON GROWTH FUND
Mail Date	AUGUST 24, 2015	TWO INTERNATIONAL PLACE
Meeting Date	OCTOBER 23, 2015 @ 2:00PM EDT	BOSTON, MASSACHUSETTS 02110
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 3	Inbound Line	1-866-416-0552
Cusip Number	SEE PAGE 3	Website	www.eatonvance.com

What are shareholders being asked to vote on?

1.

To approve an Agreement and Plan of Reorganization (the “Plan”) to exchange shares of Eaton Vance Atlanta Capital Horizon Growth Fund (“Horizon Growth Fund”) for shares of Eaton Vance Atlanta Capital SMID-Cap Fund (“SMID-Cap Fund”). The Plan provides for the transfer of all of the assets and liabilities of the Class A shares, Class C shares and Class I shares of Horizon Growth Fund in exchange for the corresponding shares of SMID-Cap Fund and Class B shares of Horizon Growth Fund in exchange for Class A shares of SMID-Cap Fund.

BOARD OF TRUSTEES RECOMMENDATION – FOR

What’s happening?

The Trustees of Mutual Funds Trust have approved the Plan, which provides for the transfer of all of the assets of Horizon Growth Fund to SMID-Cap Fund in exchange for the issuance of SMID-Cap Fund shares and the assumption of all of Horizon Growth Fund’s liabilities by SMID-Cap Fund at a closing to be held as soon as practicable following approval of the Reorganization by shareholders of Horizon Growth Fund at the Special Meeting, or any adjournments thereof, and the satisfaction of all the other conditions to the Reorganization.

How will shareholders benefit from the proposed Reorganization?

After consideration and recommendation by Eaton Vance Management, the Board of Trustees has determined that it is in the best interests of Horizon Growth Fund and SMID-Cap Fund if Horizon Growth Fund is merged into SMID-Cap Fund. Shareholders of Horizon Growth Fund can be expected to benefit from the Reorganization because they would become shareholders of a larger fund with a lower expense ratio that continues to provide exposure to a diversified portfolio of equity securities.

FOR INTERNAL DISTRIBUTION ONLY

If approved, what will happen to the value of my shares as a result of the Reorganization?

As a result of the Reorganization, each shareholder of Horizon Growth Fund will receive full and fractional SMID-Cap Fund shares equal in value at the close of regular trading on the New York Stock Exchange on the Closing Date to the value of such shareholder’s shares of Horizon Growth Fund.

Will I receive the same class of shares as I currently hold?

Horizon Growth Fund offers Class A, Class B, Class C and Class I shares, while SMID-Cap Fund offers Class A, Class C, Class I, Class R and Class R6 shares. As a result of the Reorganization, holders of Class A shares, Class C and Class I shares of Horizon Growth Fund would receive shares of the corresponding class of SMID-Cap Fund, and holders of Class B shares of Horizon Growth Fund would receive Class A shares of SMID-Cap Fund.

Are the investment objectives and strategies of each fund similar?

The investment objectives, principal investment strategies and risks of Horizon Growth Fund and SMID- Cap Fund are substantially similar in many respects. The Funds’ fundamental and non-fundamental investment restrictions are substantially the same. Each Fund invests primarily in equity securities of smaller companies. SMID-Cap Fund is a “feeder” fund that invests all of its assets in a “master” fund, the Portfolio. In a master-feeder structure, the feeder fund invests all or substantially all of its assets in a single master fund, which directly owns a portfolio of securities. The master fund in which SMID-Cap Fund invests is SMID-Cap Portfolio.

If approved, how will this affect the day to day management of the fund?

After the Reorganization, Boston Management and Research and Atlanta Capital Management will continue to serve as investment adviser and investment sub-adviser, respectively, to SMID-Cap Portfolio.

If approved, how will the Reorganization affect fund fees and expenses?

SMID-Cap Fund (total net assets of approximately $6.0 billion as of April 30, 2015) is significantly larger in size than Horizon Growth Fund (total net assets of approximately $33.5 million as of April 30, 2015). SMID-Cap Fund has a lower total expense ratio than Horizon Growth Fund. As a result of its size, SMID- Cap Fund has achieved breakpoints in its advisory fee and also has achieved economies of scale in its fixed expenses. As the result of the Reorganization, Horizon Growth Fund’s shareholders are expected to benefit from SMID-Cap Fund’s lower expense ratio.

If approved, will the Reorganization result in dilution to fund shareholders?

After the Reorganization, each former shareholder of Horizon Growth Fund will own shares of

SMID-Cap Fund equal to the aggregate value of his or her shares of Horizon Growth Fund immediately prior to the Reorganization. Because shares of SMID-Cap Fund will be issued at the per share net asset value of the Fund in exchange for the assets of Horizon Growth Fund, that, net of the liabilities of Horizon Growth Fund assumed by SMID-Cap Fund, will equal the aggregate value of those shares, the net asset value per share of SMID-Cap Fund will be unchanged. Thus, the Reorganization will not result in any dilution to shareholders.

FOR INTERNAL DISTRIBUTION ONLY

How has the SMID-Cap Fund performed compared with my current fund?

SMID-Cap Fund outperformed Horizon Growth Fund for the one-year, three-year, five-year and ten- year periods ended April 30, 2015.

What are the expected U.S. tax consequences of the Reorganization?

Horizon Growth Fund expects to obtain an opinion of counsel that the Reorganization will be tax-free for federal income tax purposes. As such, Horizon Growth Fund’s shareholders will not recognize a taxable gain or loss on the receipt of shares of SMID-Cap Fund in liquidation of their interest in Horizon Growth Fund. Their tax basis in SMID-Cap Fund shares received in the Reorganization will be the same as their tax basis in Horizon Growth Fund shares surrendered, and their holding period in SMID-Cap Fund shares received will include their holding period in Horizon Growth Fund shares. As of June 30, 2015 neither Fund had any capital loss carryforwards.

Who will pay the costs of the proposed Reorganization?

Horizon Growth Fund will bear the costs of the Reorganization, including printing, mailing and solicitation costs. However, because Horizon Growth Fund is subsidized, Eaton Vance Management, the administrator, and Atlanta Capital Management, the sub-adviser, will bear the costs of the Reorganization via subsidy payments.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1

NAME OF FUND	CUSIP	CLASS	TICKER
Eaton Vance Atlanta Capital Horizon Growth Fund	277911269	A	EXMCX
Eaton Vance Atlanta Capital Horizon Growth Fund	277911251	B	EBMCX
Eaton Vance Atlanta Capital Horizon Growth Fund	277911244	C	ECMCX
Eaton Vance Atlanta Capital Horizon Growth Fund	277923116	I	EIMCX

VOTING METHODS

PHONE:  To cast your vote by telephone with a proxy specialist, call the toll free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:  To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE: To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:  To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:  www.eatonvance.com

FOR INTERNAL DISTRIBUTION ONLY